Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE

INTEGRATED MEDICAL SYSTEMS INTERNATIONAL, INC.

MENTOR, Ohio (April 1, 2014) - STERIS Corporation (NYSE: STE) today announced a definitive agreement to acquire Integrated Medical Systems International, Inc. (IMS) for a purchase price of approximately $165 million, plus approximately $10 million for the purchase of real estate. IMS, a privately held business, is an endoscope repair, surgical instrument management and sterile processing consulting company. IMS revenue for the current calendar year is anticipated to be approximately $150 million.

Upon closing, IMS will be integrated into STERIS’s Healthcare segment as part of the Company’s Specialty Services business, which provides a variety of services to Customers including surgical instrument repair and endoscope repair.

“A key element of our growth strategy has been to expand our Specialty Services business through a combination of organic growth and acquisition,” said Walt Rosebrough, President and CEO of STERIS Corporation. “We are excited about this opportunity to build upon what we do best – help our hospital Customers improve processes, increase quality, and save money.”

The transaction is subject to customary closing conditions and regulatory approval, including the expiration or termination of the Hart-Scott-Rodino Antitrust Improvements Act waiting period, and is anticipated to close in the first quarter of fiscal 2015. STERIS will finance the acquisition through borrowings under its existing credit facility.

The surgical instrument repair, endoscope repair, and sterile process consulting business are fragmented with many local and regional competitors, as well as OEM manufacturers who operate nationwide. In addition, many hospitals currently perform certain of these services for themselves. The Company believes that demand for these services in the U.S. is growing in the mid- to high-single digits annually.

STERIS Corporation

News Announcement

STERIS anticipates that the acquisition will qualify for a joint election tax benefit under Section 338(h)(10) of the Internal Revenue Code, which allows goodwill and intangibles to be fully deductible for tax purposes. Adjusting for the present value of the anticipated tax benefits, the purchase price is effectively reduced to approximately $140 million. Excluding deal related expenses, amortization of intangibles and integration costs, the company anticipates that IMS would contribute approximately $15 million in operating income for a fiscal full year.

Lazard acted as financial advisor and Thompson Hine acted as legal advisor to STERIS in connection with the acquisition.

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

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This press release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release, or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, rebate program, transition, cost reductions, business strategies, earnings or revenue trends or future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications or business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws,

STERIS Corporation

News Announcement

court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (d) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments, or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with our business, industry or initiatives including, without limitation, the consent decree, the transition from the SYSTEM 1 processing system and adjustments to related reserves, or those matters described in our Form 10-K for the year ended March 31, 2013 and other securities filings, may adversely impact Company performance, results, prospects or value, (g) the possibility that anticipated financial results or benefits of the reported acquisition and/or recent acquisitions or of our restructuring efforts will not be realized or will be other than anticipated, (h) the effect of the contraction in credit availability, as well as the ability of our Customers and suppliers to adequately access the credit markets when needed, and (i) those risks described in our securities filings, including our Annual Report on Form 10-K for the year ended March 31, 2013, and other securities filings.

Contacts:

News Media:

Steve Norton, Director, Corporate Communications and Government Affairs at 440-392-7482.

Investors:

Julie Winter, Director, Investor Relations at 440-392-7245.